EXHIBIT 99.1

Avenue Financial Holdings, Inc. to Participate at KBW 2015 Community Bank Investor Conference

NASHVILLE, Tenn., July 24, 2015 (GLOBE NEWSWIRE) -- Avenue Financial Holdings, Inc. (Nasdaq:AVNU) ("Avenue Financial" or "the Company") announced today that members of its management team will make a presentation at Keefe, Bruyette and Woods' (KBW) 2015 Community Bank Investor Conference in New York on Tuesday, July 28, 2015. Representing Avenue Financial at the investor conference will be Ron Samuels, Chairman and CEO; Kent Cleaver, President and Chief Operating Officer and Barbara Zipperian, Chief Financial Officer.

Avenue Financial's presentation will be at 8:00 a.m. (ET) on July 28, 2015, and will be webcast live at: http://wsw.com/webcast/kbw29/avnu.

About Avenue Financial Holdings, Inc.

Avenue Financial Holdings, Inc., headquartered in Nashville, Tennessee, was formed as a single-bank holding company in 2006 and operates primarily through its subsidiary, Avenue Bank. The Company's operations are concentrated in the Nashville MSA, with the vision of building Nashville's signature bank and serving clients who value creativity, expertise, and an exceptional level of personal service. Avenue Bank embodies Nashville's creative spirit - redefining how clients experience banking through a unique "Concierge Banking" model. The bank provides a wide range of business and personal banking services, including mortgage loans, with a special emphasis on Commercial, Private Client, Healthcare, and Music & Entertainment banking. The Company serves clients through five locations (a corporate headquarters and four retail branches), a limited deposit courier service (mobile branch) for select commercial clients, and mobile and online banking services.

CONTACT: Barbara J. Zipperian
         Chief Financial Officer
         (615) 736-7786